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FOR IMMEDIATE RELEASE                      Contact:  Joe Winn, Chief Financial
                                           Officer or Bruce Danziger, Director
                                           of Investor Relations
                                           Tel:  (617) 375-7500



                             AMERICAN RADIO SYSTEMS
                        TO ACQUIRE WMMA-FM, LEBANON, OHIO


Boston, Massachusetts--June 6, 1997--American Radio Systems Corporation (NYSE:AFM) announced today that it has reached an agreement to acquire radio station WMMA-FM, in Lebanon, Ohio, from McMurray Communications. The purchase price will be approximately $3,000,000. Consummation of the transaction is subject to regulatory approval.

George Otwell of Media Venture Partners acted as the broker in this transaction.

American Radio Systems Corporation began trading shares publicly in June, 1995. The Company owns and/or programs and markets nearly 100 radio stations in Boston, Seattle, Cincinnati, Baltimore, Pittsburgh, Portland, Sacramento, St. Louis, Charlotte, Kansas City, Hartford, Las Vegas, Austin, Buffalo, San Francisco/San Jose, West Palm Beach, Rochester, Dayton, and Fresno. The Company also has options and/or agreements to buy additional radio stations in Portland, San Francisco/San Jose, Pittsburgh, West Palm Beach, and Riverside.



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                        (617) 375-7500 FAX (617) 375-7575